UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 9, 2017

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Constitution Drive,
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On March 9, 2017,  Corium International, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).   The stockholders of the Company voted in person or by proxy at the Annual Meeting on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on January 13,  2017:

1.

To elect three Class III  directors to serve as members of our board of directors until the third annual meeting of stockholders following the Annual Meeting and until his successor has been elected and qualified or until his earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

The voting results for each of these proposals are detailed below.

1.     Election of Directors

Each of the three nominees for director was elected to serve until the third annual meeting of stockholders following the Annual Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter D. Staple	18,991,463	353,584	1,707,849
Ivan Gergel, M.D.	18,992,304	352,743	1,707,849
Robert W. Thomas	18,644,813	700,234	1,707,849

2.     Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte &  Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30,  2017. The voting results were as follows:

For	Against	Abstentions
21,049,643	50	3,203

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: March 9, 2017	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer